Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-125118, 333-133277) pertaining to the Sirius Satellite Radio 401(k) Savings Plan of our report dated June 23, 2008, with respect to the financial statements and schedules of the Sirius Satellite Radio 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.
/s/ ERNST & YOUNG LLP
New York, New York
June 25, 2008

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